REVOCABLE PROXY

CRESCENT FINANCIAL CORPORATION

1005 High House Road

Cary, North Carolina 27513

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Bruce W. Elder and Thomas E. Holder, Jr. (the “Proxies”), or either of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Crescent Financial Corporation (the “Company”) held of record by the undersigned on                     , 2006, at the Annual Meeting of Shareholders of the Company to be held at MacGregor Downs Country Club, 430 St. Andrews Lane, Cary, North Carolina, at 3:00 p.m., on                     , 2006, and at any adjournments thereof:

1.	APPROVAL OF PLAN OF MERGER: Proposal to approve the plan of merger whereby Port City Capital Bank will be merged with and into Crescent State Bank.

☐    FOR                                     ☐    AGAINST                                         ☐    ABSTAIN

2.	APPROVAL OF ADJOURNMENT: Proposal to approve the adjournment of the annual meeting to solicit additional proxies, if necessary.

☐    FOR                                     ☐    AGAINST                                     ☐    ABSTAIN

3.	ELECTION OF DIRECTORS: Proposal to elect three directors of the Company for three year terms.

☐	FOR all nominees listed below (except as indicated otherwise below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES:

Joseph S. Colson, Jr.

Kenneth A. Lucas

Francis R. Quis, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided.

4.	APPROVAL OF THE COMPANY’S 2006 OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN: Proposal to approve the Company’s 2006 Omnibus Stock Ownership and Long Term Incentive Plan.

☐    FOR                                     ☐    AGAINST                                     ☐  ABSTAIN

5.	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2006.

☐    FOR                                     ☐    AGAINST                                     ☐  ABSTAIN

6.	OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 3 ABOVE AND “FOR” PROPOSALS 1, 2, 4 AND 5. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 3 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date: , 2006

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD

IN THE ENCLOSED ENVELOPE

2